                                      MAST0307, Group2

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 UBS Investment Bank               |CMO Structuring Desk: 212-713-3199 Fax: 212-713-3890 |Pac Bands  I: 150- 300  II:   0-   0  III:   0-   0

 Closing Date: 7/30/2003           |WHOLE  30 year  Pricing Speed: 325 PSA               |PacI %: 39.79  Indices:  1ML  1.850

 First Pay: 8/25/2003              |WAC:5.39   WAM:179.29                                |

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 Tranche                      Coupon    Payment    Aver.  Dur   Tx Spread Yield     Price              Description              Day Deal%

  Name      Bal(MM)                     Window     Life         Yr   bp             %                                           Del

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  2A1         90,000,000      4.75000  8/03- 7/18   4.30         4                                                               24  25.71

  2A5         43,981,894      1.45000  8/03-11/11   3.81         3                                                               0   12.57

  2A6         43,981,894      6.55000  8/03-11/11   3.81         3                                                               0   12.57

  2A4         95,294,106      3.25000  8/03-11/11   3.81         3                                                               24  27.22

  2A7         63,269,000      4.75000  8/03- 7/18   5.37         5                                                               24  18.08

  2A3         26,000,000      5.00000  8/03- 7/18   4.30         4                                                               24   7.43

  2A2         26,000,000      4.50000  8/03- 7/18   4.30         4                                                               24   7.43

  SUB2      5,250,790.41      4.75000  8/03- 7/18   7.23         7                                                               24   1.50

  2AX       29,222,844.94     4.75000  8/03- 7/18   4.33         4                                                               24   8.35

  2PO         230,057.16      0.00000  8/03- 7/18   4.34         4                                                               24   0.07

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The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.  The information herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the securities and exchange commission.